                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 Nos. 33-2502 and 2-95495) pertaining to the Analog Devices, Inc. The Investment Partnership Plan and the related prospectus of our report dated April 29, 1994, with respect to the financial statements of the Analog Devices, Inc. The Investment Parternship Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.




                                                                 ERNST & YOUNG


Boston, Massachusetts
June 29, 1994